UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                        Date of Report: October 18, 2000



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




      DELAWARE                                                  51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
SCOTTSDALE,  ARIZONA                                             85260-1619
(Address  of  Principal  Executive  Offices)                    (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (480)  754-3425

ITEM  5.  OTHER  EVENTS.

On October 18, 2000, the Company issued a press release reducing its quarterly dividend and announcing a special charge to be taken in the third and fourth quarter of 2000. A copy of the press release is filed herewith as Exhibit 99.


ITEM  7.
    (C)  Exhibits
         (99) Press Release of the company dated October 18, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
October  18,  2000



/s/  Conrad A. Conrad
     Senior Vice President and Chief Financial Officer






                                                                      Exhibit 99



     MEDIA  RELATIONS    -  CYNTHIA  A.  DEMERS
                            (480) 754-4090

     INVESTOR  RELATIONS -  STEPHEN  BLUM
                            (480) 754-5040

                      Dial Board Reduces Quarterly Dividend
                             Outlines Special Charge

 COMPANY COMFORTABLE WITH THIRD QUARTER EARNINGS ESTIMATES BEFORE SPECIAL CHARGE


     SCOTTSDALE, ARIZ., OCTOBER 18, 2000 - The Dial Corporation (NYSE:DL) today announced that its Board of Directors declared a quarterly dividend of $0.04 per share, payable January 15, 2001, to the Company's stockholders of record at the close of business on December 15, 2000. Previously, the Company had paid a quarterly dividend of $0.08 per share on its common stock. The Company noted that the Board felt this step was prudent in light of its previously announced strategy to strengthen the balance sheet and accelerate the repayment of debt.

     In addition, the Company announced a special charge associated with certain underperforming businesses as publicly outlined to the financial community on September 21, 2000, that will result in a pretax charge to earnings in the range of $60-$70 million to be taken in the third and fourth quarters. The charge relates to restructuring the

     Specialty Personal Care business, the Dial/Henkel joint venture, and Severance costs for prior management. A portion of this charge will be offset by a $4.6 million pretax gain from changes to certain retiree medical plan benefits.

     These actions are expected to result in annual operating benefits of approximately $10 million pretax and are expected to improve the Company's operating efficiency. In addition, the Company said - excluding these charges - it is comfortable with current third quarter and full-year earnings per share estimates.

     "We are aggressively working to improve performance and increase shareowner value," said Herbert M. Baum, Chairman, President and CEO of Dial. "The restructuring of our Specialty Personal Care business and our relationship with Henkel will allow us to better focus our efforts and resources on our strong core brands and businesses. Although we will be incurring charges associated with this restructuring up front, we anticipate meaningful future financial benefits."

     "The dividend adjustment permits us to use a greater portion of our earnings to accelerate the retirement of debt and improves our already strong cash flow. These actions reflect our commitment to improve our core businesses and should help contribute to greater shareowner value going forward," added Baum.

     The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels and Freeman
Cosmetics personal care brands. Dial products have been in the American marketplace for more than 100 years.

     Statements in this press release as to the Company's expectations, beliefs, plans or predictions for the future are forward-looking statements, as the term is defined by the Securities and Exchange Commission (SEC). Actual results might differ materially from those projected in the forward-looking statements. Factors that could cause actual results to materially differ from those in the forward-looking statements are detailed in Dial's SEC filings.

     Senior management will host a LIVE CONFERENCE CALL and REAL-TIME WEBCAST on October 24, 2000, beginning at 1:00 p.m. Eastern Time and lasting approximately 45 minutes to discuss the Company's third quarter results and outlook for the balance of fiscal 2000.

     Access for the conference call and webcast is open to the press and general public in a listen only mode. To access the conference call, please dial 1-952-556-2804. The webcast may also be accessed at www.streetfusion.com with replays available shortly after the conclusion of the call at the same Web address as well as by dialing 1-703-326-3020 and entering the ID code (for the replay only) 4685688.

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